For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly
Chief Financial Officer	Daly Gray, Inc. (Media)
(561) 227-1386	(703) 435-6293

Chatham Lodging Trust and HG Vora Capital Reach Agreement

PALM BEACH, Fla., March 17, 2014 - Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on investing in upscale extended-stay hotels and premium-branded select-service hotels, and HG Vora Capital, today announced that they have resolved a potential proxy contest relating to this year’s shareholder meeting.

“Chatham is committed to maximizing shareholder value and appreciates the insight of its shareholders,” commented Jeffrey H. Fisher, Chatham’s president and chief executive officer. “We have assembled a high quality hotel investment portfolio by making disciplined acquisitions at very attractive pricing. We see strong growth rates continuing in the lodging industry and plan to opportunistically grow our portfolio as we build Chatham into the premier select-service and upscale extended-stay lodging REIT.”

“We are pleased with management’s decision to market for sale the Innkeepers portfolio, which would potentially monetize the company’s valuable ownership and promote interests in its joint venture,” said Parag Vora, HG Vora Capital’s Portfolio Manager. “This agreement reflects our confidence in management’s investment expertise, operating acumen and commitment to enhancing shareholder value.”

Under the agreement, HG Vora Capital has withdrawn its three nominees for election to Chatham’s Board of Trustees and agreed to certain customary standstill provisions with respect to the 2014 and 2015 annual meetings of shareholders.

Chatham has agreed to use the net proceeds received from a sale of the Innkeepers joint venture for the acquisition of hotels, joint venture investments or capital expenditures, and to distribute any remainder as a special dividend to shareholders. Subject to certain exceptions, Chatham has agreed for a specified period not to issue equity unless its net debt is equal to or greater than $325 million on a pro forma basis after taking into account the anticipated use of proceeds from such offering and anticipated acquisitions. Chatham also agreed that if it issues any common shares related to financing an Innkeepers acquisition, the minimum offering price would be $20 per share. Furthermore, Chatham has agreed to provide HG Vora Capital with certain anti-dilution protections.

About Chatham Lodging Trust
Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 77 hotels totaling 10,686 rooms/suites, comprised of 25 hotels it wholly owns with an aggregate of 3,591 rooms/suites in 15 states and the District of Columbia and holds a minority investment in two joint ventures that own 52 hotels with an aggregate of 7,095 rooms/suites. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995 about Chatham Lodging Trust. Forward-looking statements include statements regarding possible or assumed future results of our business, financial condition, liquidity, results of operations and plans and objections. Statements containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to indicate that such statements are forward-looking. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results or performance to differ materially from those discussed in such statements. Specific risks are discussed in the company’s filings with the Securities and Exchange Commission, including our annual and quarterly reports. The company’s forward-looking statements in this press release are based on management’s current views and assumptions regarding future events and speak only as of the date hereof. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.